UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a party other than the Registrant  o Check the appropriate box: o Preliminary Proxy Statement  o Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))  o Definitive Proxy Statement  o Definitive Additional Materials  ý Soliciting Material under Rule 14a-12 VEEVA SYSTEMS INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant) Payment of Filing Fee (Check the appropriate box): ý No fee required.  o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Filed by Veeva Systems Inc. Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934 Commission File No.: 001-36121 EXPLANATORY NOTE Veeva Systems Inc. is re-filing the transcript below, originally filed with the Securities and Exchange Commission on Monday, October 19, 2020, to clarify the availability of the interview of Veeva’s website. The following are excerpts from a transcript of an interview given by Peter Gassner, Chief Executive Officer of Veeva Systems Inc., at an online Summit Q&A, on October 14, 2020, which is available to attendees of the Summit at Veeva’s website. The excerpts contain only those portions of the transcript relating to discussions of exploring a public benefit corporation. Q: I heard Veeva’s announcement to explore becoming a public benefit corporation. This is encouraging as it’s more than just words and a mission statement. What was the idea behind the PBC? A: The basic idea behind the PBC is to align our official legal certificate of incorporation with how we operate the company. So how we operate the company is in what’s called a multi-stakeholder way: we care about employees, we care about customers, we care about society in general, and we care about our shareholders. The management team of the company and especially the board has always made decisions that way since we’ve been in existence for 13 years. Our certificate of incorporation, like many other companies, don’t have that in them. They say they make return for the shareholders. So we wanted to explore taking this step and aligning our certificate of incorporation in the way we actually operate the company, so we’re in the process of gathering feedback from customers, investors and employees and we may put that to a shareholder vote. The idea was pretty simple and it’s to protect the way we operate for the future because we’re starting to get relatively important to the life sciences industry, and the life sciences industry is a super important industry. We feel for us that we just want to make it clear that we’re in this for the long term and it’s about more than just shareholder returns.

The following are excerpts from a transcript of an interview given by Peter Gassner, Chief Executive Officer of Veeva Systems Inc., with Bloomberg Television on October 21, 2020. The excerpts contain only those portions of the transcript relating to discussions of exploring a public benefit corporation. Segment Host: ... Veeva Systems, nearly a $40 billion cloud-based solutions company, focused on the life sciences. Now that tech company announced back in September that it would explore becoming a public benefit company. That's a PBC. Now, the co-founder and CEO, Peter Gassner, recently spoke with our very own Ed Hammond to explain a proposal which shareholders will vote on later this year. Peter Gassner: It's about setting up Veeva for the long term duration. So, things we can get is more customer loyalty because we're becoming increasingly really important to the life sciences industry. More comfort from our customers that they can go all in with Veeva because we'll be aligned with them for the long term. Also it helps us attract employees because we are a mission driven company. We want to attract those mission driven employees because that's what makes Veeva. And a company is only the sum of its employees. Ed Hammond: But am I right in thinking that Veeva, the reasons for the success of the company is that is does deliver a good CRM product to the life sciences business? It's also pretty much the only one doing it on that scale and that specialization. So I don't understand why becoming a PBC somehow changes the relationships with the customer or indeed, your ability to go out and hire the best people. I would assume that was already there. Peter Gassner: We operate the company in the multi-stakeholder way for sure but this is aligning our legal charter. This is protecting Veeva for the long term to make it the legal duty, legal duty of the board to address multiple share stakeholders, not only shareholders. So it's about protecting for the long term. I always like to lead. Right? Where we got to, that's one thing. I'm considering like, "how do we transform in the future?"

Ed Hammond: So then that goes back to my question. If I'm a shareholder now, and it's a traditional company, and it's becoming a PBC, do I look at that and think, "Hm, maybe this isn't going to be such a good deal for me." Peter Gassner: All our early talks with our shareholders have been really positive. They understand that increased customer loyalty, increased ability for customers to really go all in with Veeva and increased ability to attract talent, that will translate into results over the long term. Results are always what shareholders care about, top line and bottom line. Ed Hammond:` On a separate issue of Veeva at the moment, is that you are in 2023, you're going to sunset the dual clause of stock. Like many young companies, many sort of tech-centric companies, you have that dual clause of stock and it's been incredibly successful, at least in terms of growing the business with that model. I understand why a lot of people don't like the model and why there's a lot of resistance against it -- stock shareholder friendly, etc., etc. -- but when a company like Veeva has done so well with the dual clause, why unwind it? Peter Gassner: Well, it was always set to be that way. It was a 10-year period, 2013 to 2023. And that was just the way we set it up. We felt that's a time to get Veeva mature and set it up. So we're happy with where it is and it's always been the plan to sunset.

Additional Information and Where to Find It Veeva, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the certain matters described on this page (the “Matters”). Veeva plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Matters. Timothy C. Barabe, Mark Carges, Paul E. Chamberlain, Ronald E.F. Codd, Peter P. Gassner, Mary Lynne Hedley, Gordon Ritter, Paul Sekhri, and Matthew J. Wallach, all of whom are members of Veeva’s Board of Directors, and Brent Bowman, Veeva’s Chief Financial Officer, are participants in Veeva’s solicitation. Other than Messrs. Gassner and Wallach, none of such participants owns in excess of one percent of the voting power of Veeva’s common stock. Mr. Gassner may be deemed to own approximately 52 percent of the voting power of Veeva’s common stock, and Mr. Wallach may be deemed to own approximately two percent of the voting power of Veeva’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Matters. Information relating to the foregoing can also be found in Veeva’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on May 12, 2019. To the extent that holdings of Veeva’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing the definitive Proxy Statement with the SEC, Veeva will mail the definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the stockholder meeting to consider the Matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VEEVA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Veeva with the SEC in connection with the Matters at the SEC’s website (http://www.sec.gov). Copies of Veeva’s definitive Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Veeva with the SEC in connection with the Matters will also be available, free of charge, at Veeva’s website (http://www.veeva.com) or by writing to Veeva Systems Inc., Attention: Investor Relations, 4280 Hacienda Drive, Pleasanton, California 94588.